Exhibit 99.1

iff.com

FOR IMMEDIATE RELEASE

Media Relations:

Jennifer McGowan

848.358.1680

Media.request@iff.com

Investor Relations:

Michael Bender

212.708.7263

Investor.Relations@iff.com

PRESS RELEASE

IFF Enters Into Agreement to Sell Its Food Ingredients Business to CVC

Transaction advances portfolio transformation, sharpens focus on higher-growth, higher-margin businesses, strengthens balance sheet, and enhances value creation for shareholders

NEW YORK — May 29, 2026 — IFF (NYSE: IFF), a global leader in flavors, fragrances, food ingredients, and health and biosciences, today announced that it has entered into an agreement to sell its Food Ingredients business to funds advised by CVC Capital Partners, a leading global private markets manager, in a transaction that values the business at approximately $4.3 billion, representing an enterprise value-to-EBITDA multiple of approximately 10x. As part of the transaction, IFF has chosen to retain an approximately 10% minority equity interest in the business, or approximately $200 million, permitting continued collaboration and cooperation between IFF and Food Ingredients and allowing IFF and its shareholders to participate in future value creation under its new ownership.

The transaction marks a significant step in IFF’s portfolio transformation and is expected to strengthen the company’s focus on its innovation-driven businesses: Taste, Scent, and Health & Biosciences. Following the transaction, IFF will be a more focused company with improved cash flow characteristics, greater financial flexibility, and a stronger position to achieve its growth and profitability objectives.

“This transaction represents an important strategic milestone in our ongoing portfolio optimization initiative, allowing us to further concentrate resources on our higher-growth, higher-margin segments,” said Erik Fyrwald, CEO of IFF. “By simplifying our portfolio to where we can create the greatest value, IFF will accelerate innovation, drive investment in R&D, and further integrate our biotechnology and naturals capabilities more effectively across our global platform. Importantly, by retaining a minority stake in Food Ingredients, we will continue to participate in the future upside of a strong business under dedicated ownership. This transaction creates substantial value for shareholders while positioning IFF to drive sustained, profitable long-term growth."

IFF’s Food Ingredients business is a globally recognized leader in texturants, emulsifiers, plant-based solutions, and other specialty ingredients serving multinational food and beverage customers. In 2025, the Food Ingredients business that will be divested generated nearly $3.1 billion in annual sales and approximately $430 million of EBITDA.

“We are proud of the strong market positions, customer relationships, and talented team that have made Food Ingredients a strong business,” Fyrwald added. “We are confident CVC is the right owner for its next chapter and that this transaction creates significant value for IFF shareholders while giving Food Ingredients an excellent platform for future success.”

iff.com

“We are delighted to welcome IFF’s Food Ingredients business to CVC’s U.S. portfolio,” said Lorne Somerville, managing partner and co-head of North American private equity at CVC. “The business has built a strong position in an attractive, resilient sector supported by long-term growth trends, including increasing global food consumption and demand for clean-label products. Its global reach and proprietary technical capabilities provide a clear competitive advantage, and we see significant opportunity for continued growth.”

James Christopoulos, partner at CVC, added: “The Food Ingredients management team has done an exceptional job building a business with meaningful scale and technical depth. We look forward to partnering with the team and with IFF as co-shareholders to accelerate the next phase of growth through scale and commercial expansion.”

Transaction Benefits and Portfolio Positioning

Over the last several years, IFF has taken decisive action to simplify its portfolio, sharpen strategic focus, and strengthen its financial foundation. Including this transaction, IFF has divested 13 non-core businesses, generating nearly $10 billion in gross proceeds, which have supported balance sheet improvement and reinvestment in the company’s highest-return businesses.

Upon completion of the Food Ingredients transaction, IFF will be centered on three market-leading businesses serving attractive end markets supported by long-term megatrends in health, well-being, food, and sustainability. Each business is well positioned for strong revenue and EBITDA growth opportunities and powered by shared naturals and biosciences capabilities:

•

Taste: Unique, technology-enabled flavor solutions for global food and beverage customers

•

Scent: Leading positions in fine fragrance, consumer fragrance across personal and home care categories, and fragrance ingredients

•

Health & Biosciences: Innovation-led solutions spanning probiotics, enzymes, cultures, and bioactive health ingredients

With a more streamlined portfolio, IFF expects to be better positioned to accelerate innovation, improve execution, enhance free cash flow conversion, and deliver a stronger long-term financial profile. Over time, in a normalized environment, IFF expects to achieve mid-single-digit revenue growth and high-single-digit adjusted EBITDA growth, underpinned by the differentiated and innovation-led nature of its remaining business

Use of Proceeds and Financial Impact

IFF expects to receive net cash proceeds of approximately $3.8 billion at closing, reflecting the rolled-over equity, customary purchase price adjustments, costs incurred to stand up and carve out the business and taxes. The company intends to prioritize use of proceeds toward:

1.  Debt reduction to accelerate deleveraging and reinforce balance sheet strength

2.  Targeted share repurchases, as authorized by the Board of Directors

3.  Reinvestment in high-return growth and high-return opportunities across the core portfolio

The transaction is expected to be dilutive to adjusted EPS in the first 12 months following closing, prior to the benefits from capital deployment and any actions to address stranded overhead costs. IFF believes the strategic and financial benefits of a more focused portfolio, stronger balance sheet and improved cash generation profile outweigh the near-term earnings impact. Furthermore, the company

iff.com

has implemented a plan to address all of the stranded overhead costs that are a consequence of the transaction. IFF is also reiterating its previously communicated full-year 2026 guidance ranges. The company expects full year 2026 sales to be in the range of $10.5 billion to $10.8 billion and full year 2026 adjusted operating EBITDA to be in the range of $2.05 billion to $2.15 billion. IFF continues to expect comparable currency neutral sales growth to be between 1% to 4%, and comparable currency neutral adjusted operating EBITDA growth to be 3% to 8%.

Transaction Details

The transaction is expected to close by the end of the second quarter of 2027, subject to applicable information and/or consultation requirements and customary closing conditions, including regulatory approvals, where required. As part of the retained 10% equity interest, IFF will also hold a board seat in the new company.

J.P. Morgan Securities LLC (lead) and BofA Securities are serving as IFF’s financial advisors, and Skadden, Arps, Slate, Meagher & Flom LLP & Affiliates is serving as legal advisor.

Cautionary Statement Under The Private Securities Litigation Reform Act of 1995

This press release includes statements that are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current assumptions, estimates and expectations, including with respect to our financial and operational outlook (sales, adjusted operating EBITDA and cash flow), portfolio optimization initiatives (including the anticipated closing date of the sale of our Food Ingredients division), pricing, productivity and cost-discipline actions, capital allocation, future operations, growth potential, strategic investments and the expected effects of foreign exchange. These statements reflect management’s present views, are based on a series of expectations, assumptions, estimates and projections about the company, are subject to change, and involve uncertainties that could cause actual results to differ materially.

Certain of such forward-looking information may be identified by such terms as “expect”, “anticipate”, “believe”, “intend”, “outlook”, “may”, “will”, “would”, “estimate”, “should”, “predict”, “plan”, “project”, “could”, “potential”, “seek”, “target”, “continue”, “future”, and similar terms or variations thereof. These statements are not guarantees of future performance and are subject to risks and uncertainties that could lead to materially different outcomes.

Such risks, uncertainties and other factors include, among others, the following: (1) demand trends, competitive dynamics and customer concentration in our end markets; (2) execution of our strategic transformation and other strategic transactions, divestitures, acquisitions, collaborations and joint ventures; (3) working capital and inventory management; (4) outcomes of legal claims, disputes, regulatory investigations and litigation; (5) tariffs and trade actions, supply chain disruptions and macro events, including geopolitical developments, climate events, natural disasters, public health crises; (6) 4 volatility in input costs (such as raw materials, transportation and energy); (7) attraction, retention and turnover of key employees and executives; (8) product innovation, time-to-market, product safety and quality; (9) cybersecurity incidents, artificial intelligence related risks, data privacy and compliance with data protection laws; (10) exposure to emerging markets, foreign currency fluctuations and international regulatory and political risks; (11) capital allocation, dividend policy and potential impairments of tangible or intangible assets; (12) our indebtedness, credit rating, liquidity, and access to capital; (13) pension and postretirement obligations; (14) compliance with federal, state, local and international rules and regulations, and regulatory, environmental, anti-corruption and sanctions laws and related ethical business practices; (15) protection and enforcement of intellectual property; (16) changes in tax laws and policies, tax audits and outcomes, including potential tax liabilities related to prior transactions; and (17) changes in federal, state, local and international rules and regulations.

iff.com

The foregoing list of important factors does not include all such factors, nor necessarily present them in order of importance. Important factors are described under “Risk Factors” in our most recent Annual Report on Form 10-K and in our subsequent filings with the SEC, and those disclosures are incorporated herein by reference.

We intend our forward-looking statements to speak only as of the time of such statements and do not undertake or plan to update or revise them as more information becomes available or to reflect changes in expectations, assumptions or results, whether as a result of new information, future events or otherwise. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of, or any material adverse change in, one or more of the risk factors or risks and uncertainties referred to in this press release or included in our other periodic reports filed with the SEC could materially and adversely impact our operations and our future financial results.

Any public statements or disclosures made by us following this press release that modify or impact any of the forward-looking statements contained in or accompanying this press release will be deemed to modify or supersede such outlook or other forward-looking statements in or accompanying this press release.

Use of Non-GAAP Financial Measures

We provide in this press release non-GAAP financial measures, including: (i) comparable currency neutral sales; and (ii) adjusted operating EBITDA and comparable currency neutral adjusted operating EBITDA.

Our non-GAAP financial measures are defined below.

Currency Neutral metrics eliminate the effects that result from translating non-U.S. currencies to U.S. dollars. We calculate currency neutral numbers by translating current year invoiced sale amounts at the exchange rates used for the corresponding prior year period. We use currency neutral results in our analysis of segment performance. We also use currency neutral numbers when analyzing our performance against that of our competitors.

Comparable results for the first quarter exclude the impact of divestitures.

Adjusted operating EBITDA and adjusted operating EBITDA margin exclude depreciation and amortization, interest expense, other expense, net, and certain non-recurring or unusual items that are not part of recurring operations such as impairment of goodwill, restructuring and other charges, divestiture costs, strategic initiatives costs, regulatory costs and other items.

These non-GAAP measures are intended to provide additional information regarding our underlying operating results and comparable year-over-year performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. In discussing our historical and expected future results and financial condition, we believe it is meaningful for investors to be made aware of and to be assisted in a better understanding of, on a period-to-period comparable basis, financial amounts both including and

iff.com

excluding these identified items, as well as the impact of exchange rate fluctuations. These non-GAAP measures should not be considered in isolation or as substitutes for analysis of the Company’s results under GAAP and may not be comparable to other companies’ calculation of such metrics.

The Company cannot reconcile its expected adjusted operating EBITDA under “Use of Proceeds and Financial Impact” without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company’s control and/or cannot be reasonably predicted at this time. These items include but are not limited to divestiture costs, gains (losses) on business disposals, and regulatory costs

Welcome to IFF

At IFF (NYSE: IFF), we make joy through science, creativity and heart. As the global leader in flavors, fragrances, food ingredients, health and biosciences, we deliver groundbreaking, sustainable innovations that elevate everyday products—advancing wellness, delighting the senses and enhancing the human experience. Learn more at iff.com, LinkedIn, Instagram and Facebook.

About CVC

CVC is a leading global private markets manager with a network of 29 office locations throughout EMEA, the Americas, and Asia, with approximately €209 billion of assets under management. CVC has seven complementary strategies across private equity, secondaries, credit and infrastructure, for which CVC funds have secured commitments of over €257 billion from some of the world’s leading pension funds and other institutional investors. Funds managed or advised by CVC’s private equity strategy are invested in approximately 150+ companies worldwide, which have combined annual sales of over €240 billion and employ over 660,000 people. For further information about CVC please visit: “https://www.cvc.com. Follow us on LinkedIn.

© 2026 by International Flavors & Fragrances Inc. IFF is a Registered Trademark. All Rights Reserved.